UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CORINTHIAN COLLEGES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 11, 2007

Dear Fellow Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders of Corinthian Colleges, Inc. for its fiscal year ended June 30, 2007 to be held at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707, on November 16, 2007 at 10:00 a.m., local time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

During the Annual Meeting, stockholders will view a presentation by Corinthian’s senior management and vote on the matters set forth in the Notice on the following page. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on November 16, 2007 and urge you to return your proxy card as soon as possible.

Sincerely,

Jack D. Massimino
Chief Executive Officer

CORINTHIAN COLLEGES, INC.

6 Hutton Centre Drive, Suite 400

Santa Ana, CA 92707 (714) 427-3000

Notice of Annual Meeting of Stockholders to be held on November 16, 2007

TO THE STOCKHOLDERS OF CORINTHIAN COLLEGES, INC.:

The Annual Meeting of Stockholders of Corinthian Colleges, Inc. (the “Company”) will be held at 10:00 a.m., California time, on November 16, 2007, at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707, for the following purposes:

1. To elect two Class III directors to the Company’s Board of Directors for a three-year term expiring at the Annual Meeting of Stockholders in 2010;

2. To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent auditors for its fiscal year ending June 30, 2008; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on October 2, 2007 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

Stan A. Mortensen Corporate Secretary

Santa Ana, California

October 11, 2007

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Corinthian Colleges, Inc., a Delaware corporation (the “Company” or “Corinthian”), for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., California time, on November 16, 2007, at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707, and any adjournments thereof. This Proxy Statement and accompanying form of proxy were first sent to stockholders on or about October 11, 2007.

All share numbers and share prices provided in this Proxy Statement have been adjusted to reflect the two-for-one stock splits of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), effected in the form of stock dividends in December 2000, May 2002 and March 2004.

Record Date and Outstanding Shares

The Board of Directors has fixed the close of business on October 2, 2007, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of the Record Date, Corinthian had 84,719,221 shares of Common Stock outstanding. Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

Voting of Proxies

Beth Wilson and Kenneth S. Ord, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Ms. Wilson and Mr. Ord are both executive officers of Corinthian. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.

Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of Corinthian of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a “legal proxy” from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person. Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Required Vote

Directors. A plurality of the votes represented by shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. This means that the two director nominees receiving the most votes “for” election will be elected. You may vote “for” or “withheld” with respect to the election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been voted in favor of a director. Because directors are elected by plurality, abstentions will have no effect on the outcome of the election of directors. Additionally, the Company’s Corporate Governance Principles, which are attached as Appendix A to this Proxy Statement, set forth our procedures if a director-nominee is elected, but receives a majority of “withheld” votes. Under these principles, in an uncontested election any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Nominating and Corporate Governance Committee is required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process.

Ratification of Auditors. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required to ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as Corinthian’s independent auditors. Abstentions with respect to the proposal to ratify Ernst & Young LLP as the Company’s independent auditor are treated as shares present or represented and entitled to vote on the proposal and, therefore, will have the same effect as a vote against this proposal, although they will still be counted for purposes of determining whether a quorum is present.

Voting by Street Name Holders

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions, the broker, bank or other nominee will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”). As a beneficial owner of shares, you are also entitled to attend the Annual Meeting; however, you may not vote your shares in person at the Annual Meeting unless you obtain from the broker, bank or nominee that holds your shares a “legal proxy” giving you the right to vote the shares in person at the Annual Meeting.

Quorum and Broker Non-Votes

The required quorum for transaction of business at the Annual Meeting will be a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting that are outstanding as of the Record Date. The election inspectors appointed for the meeting will determine whether or not a quorum is present. If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. The election inspectors will also treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker, bank or nominee has indicated that it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters) and, therefore, will not be counted in determining the outcome of the vote on that matter.

Summary Annual Report to Stockholders

Corinthian’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 contains financial and other information pertaining to Corinthian and is being furnished to stockholders simultaneously with this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Corinthian’s Board of Directors is currently comprised of eight members. Corinthian’s Certificate of Incorporation provides that the Board of Directors shall be classified with respect to the terms for which its members hold office by dividing the members into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors. At the Annual Meeting, two Class III directors will be elected, each for a term of three years expiring at Corinthian’s Annual Meeting of Stockholders in 2010. Both of the nominees, Jack D. Massimino and Hank Adler, are presently serving as directors of Corinthian. The Board of Directors recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as directors of Corinthian. See “Nominees” below.

David G. Moore, who has served as a member of the Board of Directors since the Company’s inception in July 1995, informed the Company in August 2007 that he would retire from the Board when his current term as a Class III director expires immediately prior to the Annual Meeting in November 2007. Mr. Moore is one of the founders of Corinthian and has served the Company and its stockholders with distinction during his twelve years of service. Mr. Moore served as the Company’s Chairman of the Board from August 2001 to December 2006, as well as the Company’s Chief Executive Officer from July 1995 to November 2004. In addition, he served as the Company’s President from its inception until October 2002. Immediately prior to forming the Company, he was President of a subsidiary of National Education Corporation (“NEC”). The Board has approved a reduction in the number of Class III board seats from three to two immediately upon Mr. Moore’s retirement at the expiration of his current term immediately prior to the Annual Meeting of Stockholders in November 2007.

The other five remaining directors whose terms of office do not expire at the Annual Meeting will continue to serve after the Annual Meeting until such time as their respective terms of office expire or they retire or resign from the Board. See “Other Directors” below. If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director if elected.

Nominees for Election for a Three-Year Term Expiring at the 2010 Annual Meeting

The names of the nominees for the office of director and certain information concerning such nominees are set forth below:

Jack D. Massimino, age 58, is the Company’s Chief Executive Officer, a position he has held since November 2004. He became a member of the Board of Directors effective upon the completion of Corinthian’s initial public offering in February 1999. He was President and Chief Executive Officer of Talbert Medical Management Corporation, a publicly traded physician practice management company from 1995 through late 1997. Prior to his association with Talbert, Mr. Massimino was Executive Vice President and Chief Operations Officer of FHP International Corporation, a multi-state, publicly-traded HMO, with revenues of approximately $4 billion at the time of his service. Mr. Massimino has served on several boards, including Talbert Medical Management Corporation, FHP, Inc., Texas Health Plans, Great States Insurance Company, and the Art Institute of Southern California.

Hank Adler, age 61, has served on the Board of Directors since August 24, 2004. He is the Chairperson of the Board’s Audit Committee and a member of the Nominating and Corporate Governance Committees. Mr. Adler is currently an assistant professor of accounting at Chapman University. He was previously a partner with Deloitte & Touche, LLP, from which he retired in 2003 after 30 years with that firm. He specialized in tax accounting and served as client service and tax partner for a variety of public and private companies. Mr. Adler is a certified public accountant, licensed in the State of California. Mr. Adler is a board member of KBS REIT and was previously a board member of Hoag Hospital Memorial Presbyterian. In the 1990s, Mr. Adler served on the Board of Trustees and as President of the Irvine Unified School District.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR BOTH OF THE NOMINEES FOR ELECTION AS CLASS III DIRECTORS.

Other Directors

Class I Directors Continuing in Office until the 2008 Annual Meeting

Alice T. Kane, age 59, was appointed to the Board of Directors on July 12, 2005. She is a member of the Audit Committee and is the Chairperson of the Compensation Committee of the Board of Directors of the Company. Ms. Kane has more than 30 years of experience in the financial services industry. Ms. Kane is currently the General Counsel of North America for the Zurich Financial Services Group, a position she has held since October 2005. Prior to joining Zurich, she co-founded Q-Cubed Alternative Advisor LLC, a quantitative equity hedge fund, where she was Chair and Managing Director from September 2004 to October 2005. From September 2002 to March 2004, Ms. Kane was Chairman of Blaylock Asset Management, a start-up minority- and women-owned institutional manager. Starting in 1998, Ms. Kane served as Chairman and President of three mutual fund and variable annuity businesses with combined assets of over $30 billion with American General Financial Group. She began her career at New York Life Insurance Company in 1972, where she ultimately served as Executive Vice President of its $40 billion asset management business and as a member of the executive management committee. She also served as Executive Vice President and General Counsel of New York Life from 1986 to 1995. Ms. Kane was formerly a member of the National Association of Securities Dealers (NASD) Board of Governors. Ms. Kane is also a director of Guess?, Inc.

Terry O. Hartshorn, age 62, was appointed to the Board of Directors on September 21, 2005, and is currently the Chairman of the Board, a position he has held since December 2006. Mr. Hartshorn is a member of the Audit and the Compensation Committees of the Company’s Board of Directors. Mr. Hartshorn was a member of the Board of Directors of PacifiCare Health Systems, Inc. from March 1985 until PacifiCare was purchased by UnitedHealth Group in December 2005. He was Chairman of the Board of PacifiCare from 1993 to 1998. He was President and Chief Executive Officer of UniHealth from 1994 to 1997. Mr. Hartshorn also served as President and Chief Executive Officer of PacifiCare from 1976 to April 1993 and Secretary of PacifiCare from 1977 to 1981. Since 1997, Mr. Hartshorn has been an investor, advisor and personal coach for start-up and early stage companies in a variety of industries.

Class II Directors Continuing in Office until the 2009 Annual Meeting

Paul R. St. Pierre, age 62, is one of the founders of Corinthian, and served as Corinthian’s Executive Vice President, Marketing & Admissions until his retirement in June 2003. Mr. St. Pierre has been a member of the Board of Directors since the Company’s inception in July 1995, and was elected Vice Chairman of the Board of Directors in January 2003. Mr. St. Pierre is a member of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors. Prior to the Company’s founding in 1995, he was employed by a subsidiary of NEC from 1991 to 1995. His first assignment at NEC was as School President for its San Bernardino, California campus. Subsequently, he held corporate assignments as Director of Special Projects, Vice President of Operations for the Learning Institutes Group (the largest colleges owned by NEC) and as Vice President, Marketing & Admissions for NEC.

Linda Arey Skladany, Esq., age 62, became a member of the Board of Directors effective upon the completion of Corinthian’s initial public offering in February 1999. She is a member of the Compensation Committee and the Chairperson of the Nominating and Corporate Governance Committee of the Board. Ms. Skladany retired in April 2003 from her position as Senior Associate Commissioner, the Office of External Relations at the United States Food and Drug Administration, a position she had held since June 2002. Prior to that time, she was Vice President for Congressional Relations at Parry, Romani, DeConcini & Symms, a Washington D.C. lobbying firm, from 1995 to June 2002. Ms. Skladany has previously served a four-year term on the Board of Visitors of the College of William and Mary.

Robert “Bob” Lee, age 59, became a member of the Board of Directors on October 31, 2006. Mr. Lee is a member of the Audit and the Nominating and Corporate Governance Committees. Mr. Lee retired from Pacific Bell (“PacBell”) in 1998 after a 26-year distinguished career. At the time of his retirement, Mr. Lee was a

Corporate Executive Vice President and President of business communications services. In that role, he was responsible for an operation that generated $3 billion in annual revenue, served one million customers and had 15,000 employees. During his 26-year career at PacBell, Mr. Lee served in a variety of senior marketing and general management positions, including Executive Vice President, California markets group and Executive Vice President, Statewide Markets Group. Mr. Lee is a director of Broadvision, Web.com, Netopia and Blue Shield of California.

Director Compensation

Each non-employee director is paid an annual fee of $25,000 for his or her services as a director, and $1,500 for each Board of Directors meeting attended. Each member of the Compensation Committee (other than the Chairperson) receives $1,500 for each Compensation Committee meeting attended; and the Chairperson of the Compensation Committee receives $4,000 for each Compensation Committee meeting attended. Each member of the Audit Committee (other than the Chairperson) receives $2,000 for each Audit Committee meeting attended; and the Chairperson of the Audit Committee receives $5,000 for each Audit Committee meeting attended. Each member of the Nominating and Corporate Governance Committee (other than the Chairperson) receives $1,500 for each Nominating and Corporate Governance Committee meeting attended; and the Chairperson of the Nominating and Corporate Governance Committee receives $3,000 for each Nominating and Corporate Governance Committee meeting attended. All non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors meetings and committee meetings. New non-employee directors elected or appointed at any time other than at the August Board meeting will receive an initial pro-rated stock option grant in an amount equal to the product of (i) the percentage of the year remaining until the next regularly scheduled August Board meeting, and (ii) 12,000. Each non-employee director of the company automatically receives an annual grant of 12,000 options at the August meeting of the Board. The annual stock options for directors are granted at the then-current market price and vest immediately, but are not exercisable until the one-year anniversary of the grant date. In addition, the Chairperson of the Board receives an annual grant of 20,000 options that vest in equal monthly installments over the next twelve months following the grant date.

In addition, each member of the Special Committee of the Board formed on July 7, 2006 (the “Special Committee”) received $350 per hour for his or her service as a member of the Special Committee. See “Committees of the Board of Directors” below.

Director Compensation Table—Fiscal 2007

The following table presents information regarding the compensation paid during fiscal 2007 to individuals who were members of the Company’s Board of Directors at any time during fiscal 2007 and who were not also employees of the Company during such period (referred to herein as “non-employee directors”). The compensation paid to David Moore and Jack D. Massimino, who were also employees of the Company during fiscal 2007, is presented below in the Summary Compensation Table—Fiscal 2007, and the related explanatory tables.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	Total ($)
(a)	(b)		(d)	(h)
Linda Arey Skladany	62,500		63,146	125,646
Paul R. St. Pierre	47,500		63,146	110,646
Hank Adler	117,200	(2)	63,146	180,346
Terry O. Hartshorn	79,585	(2)	112,100	191,685
Alice Kane	95,400	(2)	63,600	159,000
Robert Lee(3)	33,250		31,321	65,049

(1)	This Column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to the directors during fiscal 2007, as well as prior years. The fair value was estimated using the Black-Scholes option pricing model in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”), and pursuant to SEC rules, excludes the impact of estimated forfeitures related to service-based vesting conditions. No options or other equity-based awards were forfeited by any of the Company’s non-employee directors during fiscal 2007. These amounts do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options) or the intrinsic value of stock options at any particular date. For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of option awards contained in Note 7 (Common Stockholders’ Equity) to the Company’s Consolidated Financial Statements, included as part of the Company’s Annual Report to Stockholders for the fiscal year ended June 30, 2007 filed on Form 10-K, which note is incorporated herein by reference.

As described above, each of our continuing non-employee directors is entitled to an annual award of 12,000 options to purchase shares of common stock of the Company. In addition, our Chairperson of the Board is also entitled to receive 20,000 options to purchase shares of common stock of the Company (for a total annual award of 32,000 options). The grant date fair value for financial statement reporting purposes of the 12,000 options granted to each continuing non-employee director during fiscal 2007 was equal to $58,766, with the exception of (i) Mr. Lee, who received a pro-rated grant of 10,000 options upon his election to the Board on November 9, 2006, which grant had a grant date fair value of $48,992, and (ii) Mr. Moore, who received a grant of 12,000 options on February 2, 2007 following his retirement as an executive officer of the Company, which grant had a grant date fair value of $66,262. The grant date fair value for financial statement reporting purposes of the additional 20,000 options granted to Mr. Hartshorn on February 2, 2007 in respect of his position as Chair of the Board was equal to $110,436.

As of June 30, 2007, the end of the Company’s fiscal year 2007, each non-employee director held the following aggregate number of outstanding unexercised options: (i) Linda Arey Skladany, 76,000; (ii) Paul R. St. Pierre, 416,400 (of which, 360,400 stock options were granted to Mr. St. Pierre while he was an executive officer prior to his retirement on June 30, 2003, and the remaining 56,000 stock options were granted to Mr. St. Pierre after his retirement solely for his services as a director); (iii) Hank Adler, 36,000; (iv) Terry O. Hartshorn, 43,000; (v) Alice Kane, 26,000; and (vi) Robert Lee, 10,000.

(2)	The amount of fees earned or paid in cash reported in Column (b) include payments related to service on the Special Committee, at a rate of $350 per hour, in the following amounts: (i) with respect to Mr. Adler, $30,200; (ii) with respect to Mr. Hartshorn, $12,085; and (iii) with respect to Ms. Kane, $10,400.

(3)	Mr. Lee was only a member of the Board for a portion of fiscal 2007; he was elected to the Board on November 9, 2006, and was elected to serve on certain committees of the Board in December 2006.

Attendance At Meetings

The Board of Directors met in person or conducted telephonic meetings a total of eleven times during fiscal year 2007. During that same period, the Board acted twice by unanimous written consent. Each director attended more than 75% of all Board meetings and applicable Committee meetings held during the fiscal year. In addition, regular executive sessions of non-employee directors are held at least twice during each fiscal year.

Board members are encouraged to attend the Annual Meeting of Stockholders. All Board members who were on the Board of Directors as of last year’s Annual Meeting of Stockholders attended the meeting.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Additionally, the Board established a Special Committee to review the Company’s historic stock option granting practices on July 7, 2006. The Special Committee completed its investigation, made its report to the Board, and disbanded in December 2006.

The Board of Directors has determined that Mr. Adler, Ms. Skladany, Ms. Kane, Mr. Hartshorn, Mr. St. Pierre and Mr. Lee are “independent” under applicable Nasdaq listing standards, including that each such director is free of any relationship that would interfere with his or her individual exercise of independent judgment in carrying out the responsibilities of a director. These directors are the only directors who serve on committees of the Board.

Audit Committee. The Audit Committee is currently comprised of Mr. Adler, Ms. Kane, Mr. Lee and Mr. Hartshorn, each of whom is an “independent director” as defined in the Nasdaq listing standards and in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that each of Messrs. Lee, Adler and Hartshorn and Ms. Kane is an “audit committee financial expert,” as such term is defined in Regulation S-K, Item 407(d)(5) promulgated under the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a written charter adopted by our Board of Directors. A copy of the Charter can be viewed under the heading “Investor Relations” on the Company’s website at www.cci.edu. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company’s independent auditors, consulting with the Company’s independent auditors and retaining the Company’s independent auditors. The Audit Committee met seven times during the fiscal year ended June 30, 2007. Each member of the Audit Committee who was a member at the time of such meetings attended at least 75% of all such meetings, either telephonically or in person.

Compensation Committee. The Compensation Committee is currently comprised of Ms. Kane, Ms. Skladany, Mr. St. Pierre and Mr. Hartshorn. The Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on the Company’s website at www.cci.edu under the heading “Investor Relations.” The Compensation Committee has the authority to supervise all of the matters related to the compensation of executive officers of the Company, including determining policies and practices, changes in compensation and benefits for management, and all other matters relating to executive compensation. The Compensation Committee also administers the Company’s 1998 Performance Award Plan, as amended, the Company’s 2003 Performance Award Plan, as amended, the Company’s 2004 New-Hire Award Plan and the Company’s Employee Stock Purchase Plan.

The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate. The Compensation Committee currently has no such subcommittees and has no current intention to delegate any of its authority to any subcommittee. The Company’s executive officers, including the Named Executive Officers (as identified below), do not have any role in setting the form or amount of compensation paid to the Named Executive Officers and other senior executive officers. However, the Company’s Chief Executive Officer does make recommendations to the Compensation Committee with respect to compensation paid to the other executive officers, in some instances after receiving input from other executive officers.

Pursuant to its charter, the Compensation Committee is authorized to retain such independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. For fiscal 2007, the Compensation Committee retained the firm of Frederic W. Cook & Co., Inc. (“F.W. Cook”) as independent compensation consultants to provide advice in determining certain compensation matters for the Company’s senior executive officers.

The Compensation Committee met eight times during the fiscal year ended June 30, 2007. Each member of the Compensation Committee who was a member at the time of such meetings attended at least 75% of all such meetings, either telephonically or in person. During that same period, the Compensation Committee acted once by unanimous written consent.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board currently has four members: Ms. Skladany, Mr. Lee, Mr. St. Pierre and Mr. Adler, each of whom is an “independent director” as defined in applicable Nasdaq rules. The Nominating Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on the Company’s website at www.cci.edu under the heading “Investor Relations.” The Nominating Committee’s functions include identifying qualified individuals to become Board members, determining the composition of the Board of Directors and its committees, monitoring a process to assess Board effectiveness and reviewing director compensation. The Nominating Committee met four times during the fiscal year ended June 30, 2007. Each member of the Nominating Committee who was a member at the time of such meetings attended at least 75% of all such meetings, either telephonically or in person.

In its assessment of potential board member candidates, the Nominating Committee will review the nominees’ experience and independence, the current needs of the Board, and such other factors as the Nominating Committee may determine are pertinent at the time. The Nominating Committee will also take into account the ability of a person to devote the time and effort necessary to fulfill his or her responsibilities. Nominees may be suggested to the Nominating Committee by other directors, members of management, as well as by Company stockholders. The Nominating Committee also has authority to engage third-party consultants to help identify or evaluate potential director nominees. In considering nominees to the Board, the Nominating Committee will select individuals who have the highest personal and professional integrity and who have demonstrated exceptional ability and judgment to be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

The Nominating Committee will consider stockholder recommendations for candidates to serve on the Board. The Nominating Committee’s evaluation does not vary based on whether or not a candidate is recommended by a stockholder. In order to provide the Nominating Committee time to evaluate candidates prior to submission to the stockholders for vote at the 2008 Annual Meeting, stockholders desiring to recommend a candidate must submit a recommendation to the Secretary of the Company at the Company’s corporate office no later than the close of business on August 15, 2008. The recommendation must contain the following: the name, residence and business address of the nominating stockholder; a representation that the stockholder is a record holder of Company stock or holds Company stock through a broker and the number of shares held; information regarding each nominee which would be required to be included in a proxy statement, including a statement of the qualifications of the recommended person; a description of any arrangements or understandings between and among the stockholder and each nominee; and the written consent of each nominee to serve as a director, if elected.

Shareholder Communications

Any stockholder wishing to communicate with the Board, or any individual director, may write to the Board of Directors or such individual director, as applicable, c/o the Corporate Secretary of the Company, at 6 Hutton Centre Drive, Suite 400, Santa Ana, California 92707. The Corporate Secretary will forward these communications directly to the individual director specified, or if none, to the Chairman of the Board.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all Corinthian employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and all other persons performing similar functions, which meets the requirements of Item 406 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. A copy of the code can be viewed under the heading “Investor Relations” on the Company’s website at www.cci.edu.

Review and Approval of Transactions with Related Persons

The Company’s Code of Business Conduct and Ethics requires that all employees discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with the Company's General Counsel, except in the case of the Company’s Chief Executive Officer, in which case such matter should be discussed with the chair of the Audit Committee. Additionally, executive officers and directors of the Company must not engage in any transaction with the Company unless it has been previously approved by the Audit Committee of the Board of Directors. For purposes of this rule, the term “transaction” does not include compensation which is approved by the Compensation Committee of the Board for services to the Company.

Transactions with Related Persons

The Company and its subsidiaries had no transactions, nor are there any currently proposed transactions, in which the Company or its subsidiaries was or is to be a participant, where the amount involved exceeded $120,000, and where any director or executive officer or any of their immediate family members had a material direct or indirect interest reportable under applicable SEC rules.

Corporate Governance Principles

The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has adopted Corporate Governance Principles to assist the Board in the discharge of its duties and to serve the interest of the Company and its stockholders. The Corporate Governance Principles are included as Appendix A to this Proxy Statement, and can be viewed under the heading “Investor Relations” on the Company’s website at www.cci.edu.

Adverse Interests

From July 8, 2004 through August 31, 2004, various putative class action lawsuits were filed in the United States District Court for the Central District of California by certain alleged purchasers of the Company’s common stock against the Company and certain of its former executive officers, David Moore, Dennis Beal, Paul St. Pierre and Anthony Digiovanni. On November 5, 2004, a lead plaintiff was chosen and these cases have been consolidated into one action. A first consolidated amended complaint was filed in February 2005. The consolidated case is purportedly brought on behalf of all persons who acquired shares of the Company’s common stock during a specified class period from August 27, 2003 through July 30, 2004. The consolidated complaint alleges that, in violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by the Securities and Exchange Commission (the “Commission”), the defendants made certain material misrepresentations and failed to disclose certain material facts about the condition of the Company’s business and prospects during the putative class period, causing the plaintiffs to purchase the Company’s common stock at artificially inflated prices. The plaintiffs further claim that Messrs. Moore, Beal, St. Pierre and Digiovanni are liable under Section 20(a) of the Securities Exchange Act of 1934. The plaintiffs seek unspecified amounts in damages, interest, and costs, as well as other relief. On April 24, 2006, the District Court granted the Company’s motion to dismiss the plaintiff’s third consolidated amended complaint with prejudice. The plaintiff has appealed the dismissal to the Federal Ninth Circuit Court of Appeals. The Company intends to continue vigorously defending itself and its former officers in this matter.

Between July 21, 2004 and July 23, 2004, two derivative actions captioned Collet, Derivatively on behalf of Corinthian Colleges, Inc., v. David Moore, et al., and Davila, Derivatively on behalf of Corinthian Colleges, Inc., v. David Moore, et al., were filed in the Orange County California Superior Court against David Moore, Dennis Beal, Dennis Devereux, Beth Wilson, Mary Barry, Stan Mortensen, Bruce Deyong, Loyal Wilson, Jack Massimino, Linda Skladany, Paul St. Pierre, Michael Berry, and Anthony Digiovanni, and against the Company as a nominal defendant. Each individual defendant is one of the Company’s current or former officers and/or directors. The lawsuits allege breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, and violations of the California Corporations Code, essentially based on the same allegations of conduct complained of in the initial federal securities class action complaints. The Collet and Davila cases have now been consolidated into one action.

On August 2, 2006, the Company was served with two virtually identical derivative complaints captioned Adolf, Derivatively on behalf of nominal defendant Corinthian Colleges, Inc., v. David Moore, et al., and Gunkel, Derivatively on behalf of nominal defendant Corinthian Colleges, Inc., v. David Moore, et al. The complaints were filed in the Orange County, California Superior Court against David Moore, Paul St. Pierre, Frank McCord, Dennis Devereux, Beth Wilson, Dennis Beal, Jack Massimino, Linda Skladany, and Hank Adler. Each individual defendant is one of the Company’s current or former officers and/or directors. The lawsuits allege breach of fiduciary duty and unjust enrichment by the individual defendants related to the Company’s past option grant practices. Three other similar derivative actions have been filed in Federal District Court for the Central District of California, one entitled Pfeiffer, derivatively on behalf of Corinthian Colleges, Inc., v. David Moore, et al., the second entitled M. Alvin Edwards, III, derivatively on behalf of Corinthian Colleges, Inc., v. David Moore, et al. and the third entitled Lori Close, derivatively on behalf of Corinthian Colleges Inc., v. David Moore et al. The federal cases allege violation of the Securities and Exchange Act of 1934, violation of the California Corporations Code, unjust enrichment and return of unearned compensation, and breach of fiduciary duties, based on similar factual allegations to the Adolph and Gunkel cases. The Pfeiffer case is filed against the same defendants as the two state court cases. The Close and Edwards cases name the following individual defendants, all of whom are current or former directors and officers of the Company: Dave Moore, Jack Massimino, Ken Ord, William Murtagh, William Buchanan, Robert Owen, Stan Mortensen, Mark Pelesh, Mary Barry, Beth Wilson, Dennis Devereux, Paul St. Pierre, Alice Kane, Terry Hartshorn, Linda Skladany, Hank Adler, Loyal Wilson and Mike Berry.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended, requires Corinthian’s officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of Corinthian’s equity securities to file reports of ownership and changes in ownership with the Commission. Based solely on a review of the forms it has received, Corinthian believes that during fiscal 2007 all Section 16 filings applicable to its officers, directors and 10% beneficial owners were timely made by such persons.

EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

This section contains a discussion of the material elements of compensation awarded to, earned by, or paid to the Company’s principal executive officer, principal financial officer, and the three other most-highly compensated individuals who served as executive officers of the Company at the end of its 2007 fiscal year, plus David Moore, who served as an executive officer before his retirement on December 15, 2006 and would have been one of the three other most highly compensated executive officers had he been an executive officer at the end of fiscal year 2007. These six individuals are referred to as the “Named Executive Officers” in this Proxy Statement. The Company’s Named Executive Officers for fiscal 2007 are as follows: Jack Massimino, Chief Executive Officer; Kenneth Ord, Executive Vice President and Chief Financial Officer; Peter Waller, President and Chief Operating Officer; Beth Wilson, Executive Vice President, Operations; Mark Pelesh, Executive Vice President, Legislative and Regulatory Affairs; and David G. Moore, former Chairman of the Board.

The Company’s executive compensation programs are determined and approved by the Compensation Committee. As contemplated by its Charter, the Compensation Committee annually evaluates the Chief Executive Officer’s compensation in light of corporate performance and the competitive labor market environment in which the Company competes for executive talent, and bases the Chief Executive Officer’s compensation, including salary, bonus, grants of equity compensation and perquisites, upon such evaluations. The Compensation Committee also annually reviews and approves the compensation structure for the Company’s other executive officers, assessing the Company's performance against targets established by the Board and the Company's executive officers and setting the annual compensation, including salary, bonus, and equity compensation grants, for such executive officers. None of the Named Executive Officers are members of the Compensation Committee, or otherwise had any role in setting the compensation of other Named Executive Officers, although the Compensation Committee does consider the recommendations of the Chief Executive Officer in setting the compensation levels for our executive officers.

Executive Compensation Program Objectives and Overview

The Company’s current executive compensation programs are intended to achieve three fundamental objectives: (1) recruit and retain superior talent; (2) create a significant direct relationship between pay and performance; and (3) create proper incentives for the executive officers to enhance the value of the Company for the benefit of its stockholders. In structuring its current executive compensation programs, the Company is guided by the following basic philosophies:

•

Recruit and Retain Superior Talent. The Company competes in the highly competitive Southern California labor market for executive talent, as well as in the competitive post-secondary education industry. Accordingly, the Company’s compensation packages for executives must provide competitive compensation opportunities so that it can attract and retain the superior talent needed for the Company to succeed in these competitive markets.

•

Incentivize the Creation of Stockholder Value. Executive compensation should be structured to align executives’ economic interests with those of the Company’s stockholders. The Company’s longer term compensation is designed to deliver greater value to the executives if the Company’s share price increases over time, and a higher component of equity compensation should be concentrated among those who have the greatest impact on the Company’s overall performance.

•

“At Risk” Compensation Related to Performance. A significant portion of each executive’s compensation should be “at risk” and tied to the Company’s financial performance and the executive’s contributions to that performance. The percentage of total compensation that is “at risk” should be the highest for the executive officers.

As described in more detail below, the material elements of our current executive compensation programs for Named Executive Officers consist of a base salary, an annual cash bonus opportunity (referred to in the Summary Compensation Table below as “Non-Equity Incentive Plan Compensation”), and a long-term equity incentive opportunity. The Company also provides limited perquisites and potential severance and other benefits payable in connection with a termination of employment or change in control. We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives, as illustrated by the table below.

Compensation Element	Compensation Objectives Designed to be Achieved

Base Salary	• Recruit and retain superior talent

Annual Cash Bonus Opportunity	• “At Risk” Compensation related to performance • Incentivize the creation of stockholder value

Long-Term Equity Incentives	• Incentivize the creation of stockholder value • Recruit and retain superior talent • “At Risk” Compensation related to performance

Perquisites	• Recruit and retain superior talent

Severance and Other Benefits	• Recruit and retain superior talent • Incentivize the creation of stockholder value

The individual compensation elements are intended to create a total compensation package for each Named Executive Officer that we believe achieves our compensation objectives and provides competitive compensation opportunities relative to companies in our comparative peer group. The Company’s Compensation Committee analyzed the following companies as its peer group companies for fiscal 2007: Career Education Corporation, Laureate Education, Inc., DeVry Inc., Apollo Group, Inc., Education Management Corporation, ITT Educational Services, Inc. and Strayer Education, Inc. The Company has also occasionally identified other corporations in Southern California and the Western United States with annual revenues in the range of $500 million to $1.5 billion for compensation and benchmarking purposes. The Company believes that these peer group companies are comparable to the Company either in terms of industry, revenue levels or geographic labor market considerations, and that these peer group companies compete with the Company for executive talent and provide relevant comparative compensation data. The Company does not engage in formal benchmarking. However, the Company does use this peer group data as a reference point in setting executive compensation for its executive officers. Additionally, the Compensation Committee has historically retained the services of an independent compensation consultant, F. W. Cook, for advice regarding executive compensation matters.

Current Executive Compensation Elements

Base Salaries

The Compensation Committee generally reviews the base salaries for each Named Executive Officer early in the fiscal year to determine whether any base salary increases are appropriate. Consistent with this practice, the Compensation Committee initially met in August 2006 to discuss annual adjustments to the compensation arrangements of the senior executive officers of the Company for the fiscal year that began on July 1, 2006. However, in light of the Company’s then-ongoing review of historic stock option grants by the Special

Committee, the Committee deferred consideration of salary increases or equity compensation grants for senior executive officers until after the Special Committee had completed its work. Following the completion of the Special Committee’s work, the Compensation Committee met again in January 2007. In determining whether base salary increases for fiscal 2007 were appropriate, the Compensation Committee considered each Named Executive Officer’s length of service, the Company’s performance, a subjective determination of each Named Executive Officer’s performance and expected contributions and the base salaries and total compensation earned by comparable executives at our peer group companies (based on their published data). For fiscal year 2007, Mr. Massimino’s annual base salary was increased to $800,000 after evaluating the comparative data from peer companies and taking into account the unique nature of his position as a Board member who assumed the duties of Chief Executive Officer during a difficult transitional period for the Company. Each of the Named Executive Officers, with the exception of Mr. Waller, who was hired during the Company’s fiscal year 2006, received a 2% base salary increase for fiscal 2007, which is consistent with the average salary increase for all employees of the Company for the fiscal year. The table below entitled “Summary Compensation Table—Fiscal 2007” shows the base salary paid to each Named Executive Officer for fiscal 2007.

Each of the Company’s Named Executive Officers was employed during fiscal 2007 pursuant to the terms of an employment agreement. Mr. Moore retired as an executive officer of the Company on December 15, 2006 and his employment agreement is, therefore, no longer effective. The employment agreement for each current Named Executive Officer establishes his or her minimum base salary. This minimum base salary may be increased by the Company from time to time in its discretion, but may not be decreased below the initial amount specified in the employment agreement unless all peer employees’ base salaries are also similarly decreased.

Annual Cash Bonus Opportunity

None of the Named Executive Officers is entitled under his or her respective employment agreement to a minimum annual bonus. Instead, annual bonuses for the Named Executive Officers are based upon the Company’s performance relative to pre-established Company targets for the fiscal year, and, in certain cases, individual performance objectives. Each executive is awarded a target bonus opportunity by the Compensation Committee each year that is expressed as a percentage of the executive’s base salary.

For fiscal 2007, the Compensation Committee established revenue and operating profit goals for the Company for purposes of calculating the executive officers’ bonuses for that year. The Compensation Committee believed that revenue growth and margin expansion were the most important financial objectives for the year that could increase shareholder value. At the time the Company’s performance objectives were set, the Compensation Committee believed that the targets for revenue and operating profit could be met if the Company performed at a high level throughout the year. The Compensation Committee set Mr. Massimino’s target bonus at 115% of his annual base salary, and the target bonuses for each of the other Named Executive Officers at 75% of the executive’s base salary. (Mr. Moore was not eligible to receive any bonus for fiscal 2007 due to his retirement during the fiscal year). The maximum bonus amount for each Named Executive Officer was 200% of his or her target bonus. At the end of the fiscal year, the Compensation Committee determined that the Company-specific performance goals established for the fiscal year had not been achieved. Accordingly, none of the Named Executive Officers was paid an annual bonus for fiscal 2007 with respect to the Company’s performance.

For most of the Company’s executive officers, bonuses are based solely upon Company performance. Within certain functional areas, however, some executives’ bonuses are tied to the achievement of individual goals and objectives. For fiscal 2007, one Named Executive Officer, Mr. Pelesh, received a bonus related to his individual performance objectives regarding regulatory and legislative activities during the year. All other Named Executive Officers’ bonus opportunities for fiscal 2007 were based solely upon Company performance. In past years, the Compensation Committee has occasionally paid discretionary bonuses to executive officers in order to retain superior talent. No such discretionary bonuses were paid with respect to fiscal 2007.

Long-Term Equity Incentive Awards

The Company believes that long-term equity incentive awards should be a significant component of the Named Executive Officers’ total compensation. Prior to its 2005 fiscal year, the Company granted equity incentive awards exclusively in the form of options to purchase common stock of the Company. Beginning with the 2005 fiscal year, the Company determined that equity incentive compensation should also include awards in the form of restricted stock units. The Company determined to reallocate a portion of its equity compensation from stock options to restricted stock units for a number of reasons, including (i) restricted stock unit awards provide a more predictable form of compensation than options while still aligning individual executive compensation with stockholder interests, (ii) restricted stock unit awards reduce the dilution to the Company’s stockholders because the Company can provide a long-term incentive award having the same relative value as a stock option award but using fewer shares, (iii) restricted stock units provide retention incentives through short-term market volatility, and (iv) due to changes in the accounting rules brought on by FAS 123R, stock options no longer receive preferential financial accounting treatment relative to restricted stock unit awards. However, the Company still considers stock options to be an important component of compensation because stock options only have value if the Company’s stock price increases after the date stock options are granted. In most cases, the Company delivers 70% of equity awards in the form of stock options and 30% in the form of restricted stock units, with one restricted stock unit being equivalent to three stock options. The Compensation Committee believes this combination of options and restricted stock units appropriately weights awards so that the majority of executives’ equity compensation is earned only if the stock price increases, while also providing an equity retention and incentive tool during periods of market volatility.

Both the restricted stock units and stock option awards granted to the Named Executive Officers typically vest in four substantially equal annual installments over a four-year vesting period. The Company believes this four-year vesting period provides an incentive for the Named Executive Officers to remain employed with the Company and encourages stock ownership by the Named Executive Officers that helps focus them on the long-term performance of the Company. The Company believes the four-year vesting period together with annual grants expected to be made in successive years helps create a long-term incentive and strikes an appropriate balance between the interests of the Company, its stockholders and the individual Named Executive Officers in terms of the incentive, value creation and compensatory aspects of these equity awards.

The Company considers several factors when determining the size of each Named Executive Officer’s stock option and restricted stock unit awards. These factors include (i) the number and value of options and restricted stock unit awards previously granted, (ii) dilution effects on Company stockholders and ensuring that an appropriate number of shares would be available for awards to less-senior employees, (iii) the number and value of long-term equity awards made to comparable executives at peer companies, (iv) ensuring that the Named Executive Officers were provided with total long-term equity compensation and total compensation amounts that were appropriate and competitive, and (v) individual performance and productivity. The number of options and restricted stock units granted to each Named Executive Officer during fiscal 2007, and the grant-date fair value of these options and restricted stock units as determined under FAS 123R for purposes of the Company’s financial statements, is presented in the table below entitled “Grants of Plan-Based Awards in Fiscal 2007”. The Company has adopted equity compensation guidelines that require all grants be approved by the Compensation Committee prior to the grant date, and that the grant date occur following the announcement of the Company’s quarterly results of operations. A description of the material terms of the fiscal 2007 stock option and restricted stock unit awards is presented in the narrative section following the “Grants of Plan-Based Awards in Fiscal 2007” table below.

Perquisites

The Company provides certain limited perquisites and personal benefits to the Named Executive Officers in order to provide a competitive overall compensation package compared to other competitors in the labor market for executive talent. Perquisites provided to one or more Named Executive Officers consist of an automobile allowance, Company-paid premiums for health insurance coverage under the Company’s executive health plan, and the Company’s matching contributions to the executives’ accounts under the Company’s 401(k) plan. The Company believes that perquisites and personal benefits are often a tax-advantaged way to provide the Named Executive Officers with additional annual compensation that supplements their other compensation opportunities, and therefore treat perquisites as another component of annual compensation that is merely paid in a different form. The perquisites and personal benefits provided to each Named Executive Officer in fiscal 2007 are reported in the table below entitled “Summary Compensation Table—Fiscal 2007”, and are explained in more detail in the footnotes thereto.

Severance and Other Benefits

The Company believes that severance protections can play a valuable role in recruiting and retaining superior talent. In the Southern California labor market for executive talent and the post-secondary education industry in which the Company competes, executives are commonly being recruited by more established companies and by start-up ventures. Severance and other termination benefits are an effective way to offer executives financial security to incent them to forego an opportunity with another company. Outside of the change in control context, severance benefits are payable to the Named Executive Officers under their employment agreements if their employment is involuntarily terminated by the Company without cause, or if the Named Executive Officers terminate their own employment for a good reason as defined in each of their employment agreements. The good reason definition in each Named Executive Officer’s employment agreement would entitle the officer to severance benefits if the Company reduces or diminishes the officer’s compensation, position or work location in a manner that would result in a constructive termination of that Named Executive Officer’s employment. The level of each Named Executive Officer’s severance or other termination benefits is generally tied to his or her respective annual base salary and targeted bonus opportunity or past bonus earned.

Additionally, the Named Executive Officers would receive enhanced severance and other benefits if their employment terminated under certain circumstances in connection with a change in control of the Company which benefits are described in detail under the heading “Employment, Severance, and Potential Change in Control Payments” below. The Company believes these enhanced severance benefits are appropriate because the occurrence, or potential occurrence, of a change in control transaction would likely create uncertainty regarding the continued employment of each Named Executive Officer, and these enhanced severance protections encourage the Named Executive Officers to remain employed with the Company through the change in control process and to focus on stockholders’ interests during the change in control.

In addition to the enhanced severance benefits described above, upon the occurrence of a change in control in which the Company does not survive or the Company’s common stock ceases to be publicly traded, all outstanding equity awards, including 100% of each Named Executive Officer’s outstanding unvested stock options and restricted stock unit awards, would become fully vested. Additionally, even if the Company survived and its stock continued to be publicly traded, the Named Executive Officers’ unvested stock options and restricted stock units would vest if their employment is involuntarily terminated by the Company without cause, or if the Named Executive Officer terminated his or her own employment for good reason, in anticipation of, or within twelve months after such change in control, as described below under the heading “Employment, Severance, and Potential Change in Control Payments”. The Company believes this accelerated vesting is appropriate given the importance of long-term equity awards in our executive compensation program and the uncertainty regarding the continued employment of Named Executive Officers that typically occurs in a change in control context. The Company’s view is that this vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their options and restricted stock unit awards because of a change in control of the Company.

Subsequent Events

As described in greater detail below under the heading “Employment, Severance, and Potential Change in Control Payments,” on August 21, 2007, subsequent to the end of the Company’s 2007 fiscal year, the Compensation Committee approved an amendment and restatement of Mr. Massimino’s employment agreement.

Section 162(m) Policy

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and certain of its other executive officers. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if certain other requirements are met.

Current base salary and non-performance-related bonuses, if any, for fiscal 2007 are not expected to materially exceed the Section 162(m) limit. The Company has intended to structure stock option grants and annual cash bonus opportunity incentives (referred to in the tables below as “Non-Equity Incentive Plan Compensation”) to the Company’s executive officers as qualifying performance-based compensation for Section 162(m) purposes. The Company’s restricted stock unit awards are not, however, qualifying performance-based compensation for Section 162(m) purposes. In granting restricted stock units, the Company has and will continue to consider the possibility that all or a portion of the grants may not be deductible by the Company to the extent that the income realized by the recipient of the grant in connection with the vesting of the award, when combined with other compensation paid to the executive officer in that year that does not satisfy the performance-based rules of Section 162(m), would exceed the $1,000,000 limit under Section 162(m).

The Company reserves the authority to award non-deductible compensation in such circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders. This report is provided by the following independent directors who comprise the Committee:

COMPENSATION COMMITTEE

Alice T. Kane (Chair)

Linda Arey Skladany

Terry O. Hartshorn

Paul R. St. Pierre

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY’S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

SUMMARY COMPENSATION TABLE—FISCAL 2007

The following table presents information regarding the compensation of our Named Officers for services rendered during fiscal 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Jack Massimino Chief Executive Officer	2007	800,000	-0-	338,064	327,202	-0-		-0-	26,732	1,491,998

Kenneth S. Ord Executive Vice President and Chief Financial Officer	2007	371,280	-0-	92,322	139,529	-0-		-0-	26,732	629,662

Peter Waller President and Chief Operating Officer	2007	433,500	-0-	122,452	432,627	-0-		-0-	32,936	1,021,515

Beth Wilson Executive Vice President, Operations	2007	381,888	-0-	70,581	314,050	-0-		-0-	35,192	801,711

Mark Pelesh Executive Vice President, Legislative & Regulatory Affairs	2007	291,720	-0-	82,122	384,945	54,698	(3)	-0-	40,137	853,622

David G. Moore(4) Chairman	2007	340,600	-0-	162,624	338,382	-0-		-0-	970,065	1,811,671

(1)	Amounts shown in Columns (e) and (f) do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). Rather, these amounts represent the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of restricted stock units and stock options granted to the Named Executive Officers during fiscal 2007 and prior years. The fair value of stock options was estimated using the Black-Scholes option pricing model in accordance with SFAS 123R. Pursuant to the rules of the Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No equity-based awards were forfeited by any of the Named Executive Officers during fiscal 2007. For a discussion of the assumptions and methodologies used to calculate the amounts reported in these columns, please see the discussion of restricted stock unit awards and option awards contained in Note 7 (Common Stockholders’ Equity) to the Company’s Consolidated Financial Statements included as part of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, which note is incorporated herein by reference. See the table entitled “Grants of Plan-Based Awards in Fiscal 2007” for a detailed description of restricted stock units and stock option awards granted during fiscal year 2007

(2)

The amounts reported in Column (i) for Mr. Massimino consists of an automobile allowance of $12,220 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $14,512. The amounts reported for Mr. Ord consist of an automobile allowance of $12,220 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $14,512. The amounts reported for Mr. Waller consist of an automobile allowance of $12,220 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $20,716. The amounts reported for Ms. Wilson consist of an automobile allowance of $12,220, Company-paid 401(k) matching contributions of $8,800, and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $14,172. The amounts reported for Mr. Pelesh consist of an automobile allowance of $12,220, Company-paid 401(k) matching contributions of $7,201, and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $20,716. The amounts reported for Mr. Moore consist of payments for unused accrued vacation of $82,173, an automobile allowance of $20,380, a cash payment of $827,000 in recognition of his years of service to the Company in the amount Mr. Moore would have received through the existing term of his employment agreement, Company-paid 401(k) matching contributions of $9,000, director compensation (for his service as a director for the period after his resignation as an executive officer of the Company) of $17,000, and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $14,512.

(3)	As described in the “Compensation Discussion and Analysis” above, Mr. Pelesh’s bonus for fiscal 2007 was based on the achievement of certain individual performance goals established by the Compensation Committee. For information on the Named Executive Officer’s bonus opportunities based on Company performance during fiscal 2007, see the discussion in the “Compensation Discussion and Analysis” and the threshold, target and maximum amounts reported for each Named Executive Officer in the “Grants of Plan-Based Awards in Fiscal 2007” table below.

(4)	Mr. Moore served on the Board of Directors during fiscal 2007, but did not receive any separate cash or non-equity compensation for his service on the Board of Directors until he retired as an executive officer of the Company on December 15, 2006. On February 2, 2007, Mr. Moore received a grant of 12,000 stock options for his service as a member of the Board of Directors. The option expense noted in column (f) above for Mr. Moore includes the expense incurred in connection with this director grant in the amount of $48,399.

Compensation of Named Executive Officers

The “Summary Compensation Table—Fiscal 2007” above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers during our 2007 fiscal year. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary and long-term equity incentives consisting of options to purchase Company stock and restricted stock units, and compensation relating to stock options and restricted stock units granted in prior years that remained unvested at the start of our 2007 fiscal year. Named Executive Officers also were paid the other benefits listed in Column (i) of the “Summary Compensation Table—Fiscal 2007,” as further described in footnote (2) to the table.

The “Summary Compensation Table—Fiscal 2007” should be read in conjunction with the tables and narrative descriptions that follow. The table entitled “Grants of Plan-Based Awards in Fiscal 2007,” and the description of the material terms of the stock options and restricted stock units granted in fiscal 2007 that follows it, provides information regarding the restricted stock units awarded to Named Executive Officers during our 2007 fiscal year. The tables entitled “Outstanding Equity Awards at Fiscal 2007 Year-End” and “Option Exercises and Stock Vested in Fiscal 2007” provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards. The Company has employment agreements with each of its current Named Executive Officers. These agreements are described in detail in the Section below entitled “Employment, Severance, and Potential Change in Control Payments.”

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2007

The following table presents information regarding non-equity incentive plans awards and grants of equity awards made during the Company’s fiscal year ended June 30, 2007 to each of the Named Executive Officers. The material terms of each equity grant are described below under the heading “Description of Equity Awards.”

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)
(a)	(b)		(c)	(d)	(e)	(i)	(j)	(k)	(l)
Jack Massimino	8/24/2006	(1)	368,000	920,000	1,840,000
	2/2/2007					30,000		-0-	400,200
	2/2/2007						210,000	$13.34	1,159,578

Kenneth S. Ord	8/24/2006	(1)	111,384	278,460	556,920
	2/2/2007					7,500		-0-	100,050
	2/2/2007						52,500	13.34	289,895

Peter Waller	8/24/2006	(1)	130,050	325,125	650,250
	2/2/2007					10,000		-0-	133,400
	2/2/2007						70,000	13.34	386,526

Beth Wilson	8/24/2006	(1)	114,566	286,416	572,832
	2/2/2007					7,500		-0-	100,050
	2/2/2007						52,500	13.34	289,895

Mark Pelesh	8/24/2006	(1)	87,516	218,790	437,580
	2/2/2007					7,500		-0-	100,050
	2/2/2007						52,500	13.34	289,895

David Moore(3)	2/2/2007						12,000	13.34	66,262

(1)	Each of the Named Executive Officers (other than Mr. Moore, who retired as an executive officer of the Company on December 15, 2006) was eligible to receive a bonus payment with respect to fiscal year 2007. Columns (c), (d) and (e) in the table above reflect the threshold, target and maximum amounts under the bonus arrangement approved by the Company’s Compensation Committee for the Named Executive Officers on August 24, 2006. These arrangements are described in more detail in the “Compensation Discussion and Analysis” above.

(2)	For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of stock options and restricted stock unit awards contained in Note 7 (Common Stockholders’ Equity) to the Company’s Consolidated Financial Statements, included as part of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, which note is incorporated herein by reference.

(3)	Mr. Moore served on the Board of Directors during fiscal 2007, but did not receive any separate cash or equity compensation for his service on the Board of Directors until he retired as an executive officer of the Company on December 15, 2006. On February 2, 2007, Mr. Moore received a grant of 12,000 stock options solely for his services as a member of the Board of Directors.

Description of Equity Awards

Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the Company’s 2003 Performance Award Plan (the “2003 Plan”). The 2003 Plan is administered by the Compensation Committee.

During fiscal 2007, each Named Executive Officer (other than Mr. Moore, whose only equity incentive grant was made to him after his retirement as an executive officer of the Company and was solely for his service on the Board of Directors) was granted a long-term equity incentive award under the Company’s 2003 Performance Award Plan in the form of options to purchase shares of common stock of the Company and restricted stock units. The options and restricted stock units were granted to these Named Executive Officers on February 2, 2007 and vest 25% on each of August 24, 2007, August 24, 2008, August 24, 2009 and August 24, 2010. The exercise price of the options was the closing market price of the Company's stock on February 2, 2007 ($13.34). The options expire seven years from the grant date. The unvested portion of the options will generally terminate upon a termination of the Named Executive Officer’s employment. The named Executive Officer will generally have three months to exercise the vested portion of the option following a voluntary termination of his employment (other than upon retirement) or a termination by the Company other than for cause (except that Mr. Massimino's options granted during fiscal 2007 will terminate prior to their normal expiration date on the 90th day following the later to occur of the dates Mr. Massimino ceases to be (i) the Chief Executive Officer of the Company, or (ii) a member of the Board). This period is extended to twelve months if the termination is a result of the Named Executive Officer’s death, disability or retirement. If the Named Executive Officer is terminated by the Company for cause, the option (whether or not vested) will immediately terminate. Please see the section below entitled “Employment, Severance, and Potential Change in Control Payments” for a description of the potential vesting of options and restricted stock unit awards that may occur in connection with a change in control and/or certain terminations of Named Executive Officer’s employment.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

The following table presents information regarding the outstanding equity awards held by each Named Executive Officer as of the end of the Company’s 2007 fiscal year on June 30, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
(a)	(b)		(c)		(e)	(f)	(g)		(h)
Jack Massimino	20,000	(6)	0		20.16	11/21/2012
	20,000	(6)	0		27.16	8/25/2013
	12,000		0		11.37	8/31/2014
	350,000	(6)	0		18.65	11/17/2014
	17,500		52,500	(8)	12.75	8/30/2015
			210,000	(9)	13.34	2/2/2014
							25,000	(10)	407,250
							7,500	(8)	122,175
							30,000	(9)	488,700
Kenneth S. Ord	70,000	(6)	0		17.84	2/10/2015
	13,125		39,375	(8)	12.75	8/30/2015
	0		52,500	(9)	13.34	2/2/2014
							5,000	(7)(11)	81,450
							5,625	(8)	91,632
							7,500	(9)	122,175
Peter Waller	52,500		157,500	(12)	13.10	2/1/2013
	0		70,000	(9)	13.34	2/2/2014
							22,500	(12)	366,525
							10,000	(9)	162,900
Beth Wilson	20,000		0		5.36	9/11/2010
	30,000		0		7.43	12/15/2010
	75,000		0		6.29	9/21/2011
	75,000		0		8.43	9/21/2011
	112,500	(6)	0		16.01	8/27/2012
	150,000	(6)	0		30.14	11/20/2013
	35,000		35,000	(13)	11.37	8/31/2014
	13,125		39,375	(8)	12.75	8/30/2015
	0		52,500	(9)	13.34	2/2/2014
							5,000	(13)	81.450
							5,625	(8)	91,632
							7,500	(9)	122,175
Mark Pelesh	60,000	(6)	0		28.91	9/2/2013
	49,219		49,219	(13)	11.37	8/31/2014
	13,125		39,375	(8)	12.75	8/30/2015
	0		52,500	(9)	13.34	2/2/2014
							7,031	(13)	114,535
							5,625	(8)	91,632
							7,500	(9)	122,175
David Moore	88,544		0		1.56	6/30/2008
	160,000		0		2.00	8/26/2009
	400,000		0		7.43	12/15/2010
	225,000		0		6.29	9/21/2011
	75,000		0		8.43	9/21/2011
	150,000	(6)	0		16.01	8/27/2012
	150,000	(6)	0		30.14	11/20/2013
	35,000		35,000	(13)	11.37	8/31/2014
	17,500		52,500	(8)	12.75	8/30/2015
	0		12,000	(9)	13.34	2/2/2014
							0		0

(1)	All exercisable options are currently vested.

(2)	All unexercisable options are currently unvested. Subject to each Named Executive Officer’s continued employment, these options ordinarily become vested in four equal annual installments on the first four anniversaries of the grant date. As described in the section below entitled “Employment, Severance, and Potential Change in Control Payments,” all or a portion of each option grant may vest earlier in connection with a change in control or certain terminations of employment.

(3)	The expiration date shown is the normal expiration date and the latest date that options may be exercised. Options may terminate earlier in certain circumstances, such as in connection with a Named Executive Officer’s termination of employment or in connection with a change in control.

(4)	Each restricted stock unit award becomes vested in four substantially equal annual installments on the first four anniversaries of the grant date, subject to the Named Executive Officer’s continued employment through each vesting date. As described in the section below entitled “Employment, Severance, and Potential Change in Control Payments,” all or a portion of each restricted stock unit award may vest earlier in connection with a change in control or certain termination of employment.

(5)	The aggregate market value of outstanding restricted unit stock awards is based on $16.29 per share, the closing price of the Company’s common stock on June 29, 2007, which was the last trading day of the Company’s fiscal year-end.

(6)	The securities underlying these unexercised options are subject to a lock-up agreement executed between the Company and the Named Executive Officer on June 30, 2005. The exercisability of these options was accelerated as of that date, conditioned upon the Named Executive Officers agreement not to sell, transfer, assign, pledge, or otherwise dispose of, alienate, or encumber, either voluntarily or involuntarily, any shares that he would acquire on exercising the accelerated portion of his outstanding options at any time before that portion of his outstanding options would have vested under the terms of the applicable Plan or award agreement (not including any possible acceleration that would otherwise occur following a change in control or other circumstances causing accelerated vesting as set forth in the applicable Plan and award agreement). The agreements provided that, except as provided below, any sale or transfer, or purported sale or transfer, of any such shares or any interest therein prior to that vesting date would be null and void. This restriction on the transfer of shares does not apply to any transfer that would have been permitted with respect to the underlying option under the terms of the applicable Plan and option agreement—for example, a transfer upon such Named Executive Officer’s death or to the Company; provided that any permitted transferee would acquire the shares subject to the same transfer restrictions.

(7)	The number of units of stock that have not vested reported for Mr. Ord in column (g) above does not include 5,000 restricted stock units which have vested but for which Mr. Ord elected to defer delivery until his retirement pursuant to the Company’s Executive Deferral Plan. The market value of restricted stock units that have not vested reported for Mr. Ord in column (h) above does not include $81,450 with respect to the 5,000 restricted stock units for which Mr. Ord elected to defer delivery.

(8)	The unvested portion of this award is scheduled to vest in three equal installments on August 30, 2007, August 30, 2008, and August 30, 2009.

(9)	The unvested portion of this award is scheduled to vest in four equal installments on August 24, 2007, August 24, 2008, August 24, 2009, and August 24, 2010.

(10)	The unvested portion of this award is scheduled to vest in two equal installments on November 17, 2007 and November 17, 2008.

(11)	The unvested portion of this award is scheduled to vest in two equal installments on February 10, 2008 and February 10, 2009. However, Mr. Ord has elected to defer delivery until his retirement pursuant to the Company’s Executive Deferral Plan. See footnote (7) above.

(12)	The unvested portion of this award is scheduled to vest in three equal installments on February 1, 2008, February 1, 2009 and February 1, 2010.

(13)	The unvested portion of this award is scheduled to vest in two equal installments on August 31, 2007 and August 31, 2008.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2007

The following table presents information regarding option exercises and the vesting of restricted stock units held by the Named Executive Officers during the Company’s 2007 fiscal year. None of the Named Executive Officers exercised any stock options during the Company’s 2007 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)		(e)
Jack Massimino	0	0	15,000		188,325
Kenneth S. Ord	0	0	4,375	(2)	57,050	(2)
Peter Waller	0	0	7,500		97,500
Beth Wilson	0	0	4,375		53,325
Mark Pelesh	0	0	5,391		65,639
David Moore	0	0	17,500		234,750

(1)	The dollar amounts shown in Column (e) above are determined by multiplying (i) the number of restricted stock units becoming vested by (ii) the per-share closing price of the Company’s common stock on the vesting date.

(2)	The number of shares acquired on vesting reported in column (d) above for Mr. Ord includes 2,500 restricted stock units for which Mr. Ord has elected to defer delivery until his retirement pursuant to the Company’s Executive Deferral Plan. The value realized on vesting reported in column (e) above for Mr. Ord includes $34,025 with respect to the 2,500 restricted stock units for which Mr. Ord has not received delivery.

EMPLOYMENT, SEVERANCE, AND POTENTIAL CHANGE IN CONTROL PAYMENTS

Employment Agreements

The Company maintains employment agreements (the “Employment Agreements”) with each of the Named Executive Officers (other than Mr. Moore, who retired as an executive officer of the Company on December 15, 2006). This section describes the compensation and/or other benefits to the Named Executive Officers under the Employment Agreements that were in effect as of June 30, 2007, including payments in the event of certain terminations of their employment or in the event of a change in control of the Company. All such benefits will be paid or provided by the Company.

The Employment Agreements each have initial terms of two years. The terms of each Employment Agreement are automatically extended for an additional year on the first anniversary of the effective date of each agreement and on each subsequent anniversary date, unless either the Company or the executive gives a termination notice to the other party at least one (1) year prior to the expiration date of the then-current term. The maximum term of the Employment Agreements, even with the automatic extensions, is five (5) years. The Employment Agreements provide for the payment of annual base salaries of no less than that in effect for the particular Named Executive Officer as of the date of execution of the applicable Employment Agreement with such officer. The amount of these base salaries is required to be reviewed annually by the Compensation Committee. The base salary of each such executive in effect from time to time can only be reduced involuntarily by the Company to the extent such reduction is made equally to all peer employees. In addition, the Employment Agreements entitle the Named Executive Officers to all rights and benefits available to peer employees or employees of the Company generally, including stock options and/or other awards granted pursuant to the Company’s 2003 Performance Award Plan and participation in incentive compensation plans, 401(k) contribution plans, and life, medical, dental, disability, or insurance plans or policies (including the Company’s Employee Stock Purchase Plan), and provide the Named Executive Officers with vacation benefits of no less than three weeks per year. All Employment Agreements in effect as of June 30, 2007 contained obligations on the part of the Named Executive Officers which continue after termination not to disclose any of the Company’s confidential or trade secret information, not to compete with the Company for a period of one year after termination, and not to solicit, directly or indirectly, any employees of the Company for a period of one year after termination.

Severance Payments Upon Resignation, Retirement or Termination For Cause

There are certain situations in which, notwithstanding the existence of the Employment Agreements, the Named Executive Officers would not receive any payments or accelerated vesting of equity awards upon the end of their employment with the Company. In general, if any of the Named Executive Officers, other than Ms. Wilson, voluntarily resigned as of June 30, 2007, they would not be entitled to any cash payments and all unvested stock options and unvested restricted stock units would be forfeited as of the last day of employment and the Named Executive Officer would generally have a period of 3 months after his or her resignation to exercise any vested options to purchase common stock of the Company. Pursuant to the terms of each Named Executive Officer’s restricted stock unit award agreement, any such officer who has been employed with the Company for at least 10 years and is at least 55 years old, or any employee who is at least 65 years old, qualifies for retirement treatment and will receive accelerated vesting of all unvested restricted stock units upon retirement. Ms. Wilson meets the qualifications for “retirement” under the applicable equity compensation plan. In addition, if any of the Named Executive Officers were terminated by the Company for “Cause,” (as defined in the executive’s Employment Agreement), he or she would not be entitled to any cash payments and all vested or unvested stock options, and all unvested restricted stock units, would be forfeited as of the last day of employment.

Severance Payments Upon Death or Disability

Upon the death or disability of a Named Executive Officer, each Named Executive Officer’s restricted stock unit award agreement provides that the vesting of all unvested restricted stock units awarded to that Named

Executive Officer will immediately accelerate. The Named Executive Officer would not be entitled to any other payments or benefits merely by virtue of such death or disability. Upon the Named Executive Officer’s death or disability, he or she (or his or her estate) would have 12 months to exercise any vested but unexercised stock options; any unvested stock options would generally terminate as of the date of death or disability.

Termination without Cause and Resignation for Good Reason

Pursuant to the terms of the Employment Agreements, if the Company terminates a Named Executive Officer’s employment without Cause, or if a Named Executive Officer terminates his or her employment for “Good Reason,” (as defined in the executive’s Employment Agreement), then such officer is entitled to a lump sum payment equal to the sum of (A) one times (1x) the value of the Named Executive Officer’s annual base salary provided under the Employment Agreement for the most recent twelve (12) month period prior to the date of such termination, plus (B) one times (1x) the average annual bonus paid or payable under any bonus plan or agreement between the Company and such Named Executive Officer for the most recent two (2) full fiscal years (determined by annualizing the bonus paid or payable with respect to any partial fiscal year) (the “Severance Payment”). (Subsequent to the end of the Company’s fiscal year, the Compensation Committee approved an amendment and restatement of Mr. Massimino’s Employment Agreement which modified this formula for Mr. Massimino—see the section below entitled “Mr. Massimino’s Amended and Restated Employment Agreement”).

In addition, pursuant to the terms of the Company’s 2003 Performance Award Plan and applicable stock option agreements, Named Executive Officers generally have 3 months after the termination of his or her employment by the Company without Cause or his or her resignation for Good Reason to exercise any vested but unexercised options to purchase common stock of the Company. Any unvested stock options or restricted stock units would terminate and be forfeited as of the last day of employment.

Termination in Connection with a Change In Control

If the Named Executive Officers are terminated without Cause in anticipation of a “Change in Control” of the Company (as defined in the executive’s Employment Agreement), or within twelve (12) months following a Change in Control, or if such Named Executive Officer resigns from the Company within twelve (12) months after a Change in Control, then such officer is entitled to receive a lump sum payment equal to two times (2x) the Severance Payment described above. In the case of certain of the Named Executive Officers, they are entitled to this lump sum payment only if the resignation following the Change In Control is for “Good Reason.” In general, if such payment results in the imposition of excise taxes under Section 4999 of the Code, then the Named Executive Officer’s payments would either be (a) the full payment amount, or (b) such lesser amount that would result in no portion of such payment being subject to such excise tax, whichever of these payments results in the receipt by the executive, on an after-tax basis, of the greatest amount. Under the terms of Mr. Massimino’s amended and restated employment agreement, he is now entitled to a “gross-up” payment in respect of such excise taxes as described below.

Pursuant to the Company’s 2003 Performance Award Plan and the stock option agreements and restricted stock unit agreements for the Named Executive Officers, upon the occurrence of a change in control in which the Company does not survive or in which the Company’s common stock ceases to be publicly traded, 100% of each Named Executive Officer’s outstanding unvested stock options and restricted stock unit awards would immediately become fully vested. Additionally, even if the Company survived and its stock continued to be publicly traded, if a Named Executive Officer’s employment is terminated without Cause, or he or she terminates his or her employment for Good Reason, in connection with a change in control or within 2 years after a change in control, then all unvested options to purchase common stock of the Company and all unvested restricted stock units would become fully vested as of the date of such change in control. In the event that outstanding stock options or restricted stock units are not substituted, assumed, exchanged or settled in connection with the change in control, the Named Executive Officers and other Company employees would be entitled to full vesting of these awards in advance of such awards being terminated in connection with the change in control.

Severance Payments

The following table lists the estimated amounts that would have been payable to, or the value that would have been received by, the Named Executive Officers under the circumstances described, assuming that the applicable triggering event occurred on June 30, 2007. For purposes of this table, it is assumed that (i) the price per share of the Company’s common stock is equal to the closing price per share on June 29, 2007 ($16.29), the last business day of the Company’s fiscal year 2007, and (ii) the value of any stock options or restricted stock units (“RSUs”) that may be accelerated is equal to the full value of such awards (i.e., the full “spread” value for stock options and the full closing price per share on June 29, 2007 for restricted stock units).

Name	Estimated Value of Payments Upon Resignation, Retirement or Termination for “Cause” ($)		Estimated Value of Payments Upon Death or Disability	Estimated Value of Payments Upon Termination Without “Cause” or Resignation for “Good Reason” (no Change in Control) ($)	Estimated Value of Payments Upon a Termination in Connection with a Change in Control(2) ($)
Jack Massimino
Severance Payment	0		0	800,000	1,600,000
RSU Acceleration	0		1,018,125	0	1,018,125
Option Acceleration	0		0	0	805,350

Kenneth S. Ord
Severance Payment	0		0	371,280	742,560
RSU Acceleration	0		376,706	0	376,706
Option Acceleration	0		0	0	294,263

Peter Waller
Severance Payment	0		0	433,500	867,000
RSU Acceleration	0		529,425	0	529.425
Option Acceleration	0		0	0	708,925

Beth Wilson
Severance Payment	0		0	381,888	763,776
RSU Acceleration	295,256	(1)	295,256	0	295,256
Option Acceleration	0		0	0	466,463

Mark Pelesh
Severance Payment	0		0	319,069	638,138
RSU Acceleration	0		328,341	0	328,341
Option Acceleration	0		0	0	536,420

(1)	Consists of the value Ms. Wilson would have received upon the vesting and delivery of her restricted stock units if she had retired on June 30, 2007, based upon the closing market price per share of the Company’s common stock on that date of $16.29. Ms. Wilson, like other executives, would receive no payment upon a termination for “cause”.

(2)	Upon the occurrence of a change in control in which the Company does not survive or in which the Company’s common stock ceases to be publicly traded, even if the employment of the Named Executive Officers were not terminated, all of the executive’s outstanding unvested stock options and restricted stock units would become fully vested.

Mr. Massimino’s Amended and Restated Employment Agreement

On August 21, 2007, subsequent to the end of the Company’s 2007 fiscal year, the Compensation Committee approved the amendment and restatement of Mr. Massimino’s Employment Agreement, providing that, among other things, if the Company terminated Mr. Massimino’s employment without “Cause”, or if Mr. Massimino terminated his employment for “Good Reason” (as such terms are defined in the agreement), then he would be entitled to a lump sum payment equal to the sum of (A) one times (1x) the value of his annual base salary in effect as of the date of such termination, plus (B) one times (1x) his target incentive bonus in effect as of the date of such termination. If, (A) In anticipation of or within twelve (12) months after a Change in Control of the Company (or any successor), the Company involuntarily terminates Mr. Massimino’s employment without Cause, or (B) within twelve (12) month after receiving notice of a Change in Control, Mr. Massimino resigns for “Good Reason,” then Mr. Massimino would receive a lump sum payment equal to two times (2x) the amount described above. If the total payments to be received by Mr. Massimino upon a Change In Control results in the imposition of excise taxes under Section 4999 of the Code, Mr. Massimino would be entitled to receive an additional payment so that after payment by Mr. Massimino of all applicable excise taxes he would retain an amount equal to the amount he would have retained had no excise tax been imposed; provided, however, that if Mr. Massimino could reduce the amount of the total payments he would be entitled to receive following the Change in Control by ten percent (10%) or less and have no portion of the total payments be subject to the applicable excise tax, then the total payments will be so reduced. This modified excise tax “gross-up” is intended to make Mr. Massimino whole for any adverse tax consequences he may become subject to under Section 4999 of the Code, and to preserve the level of his change in control severance protections that the Company has determined to be appropriate. In addition, Mr. Massimino is required under his amended employment agreement to execute a general release of all claims as a condition to receiving any severance payments thereunder.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is comprised entirely of non-employee directors, each of whom are “independent directors” as defined in Nasdaq listing standards and in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Audit Committee held seven meetings during fiscal year 2007.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls and establishing and reviewing the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During the 2007 fiscal year, the Audit Committee met and held discussions with management and the Company’s independent accountants, Ernst & Young LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements of the Company for the fiscal year ended June 30, 2007 with management and Ernst & Young LLP.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2007 with the Company’s management, and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” Ernst & Young LLP also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The Committee discussed with Ernst & Young LLP that firm’s independence and considered whether the non-audit services provided by that firm are compatible with maintaining its independence.

Based on the Audit Committee reviews and discussions with management and Ernst & Young LLP, as described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for filing with the Commission for the year ended June 30, 2007.

THE AUDIT COMMITTEE

Hank Adler (Chairman)

Alice Kane

Terry Hartshorn

Robert Lee

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY’S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT OF THE AUDIT COMMITTEE AND ANY STATEMENTS REGARDING THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

The aggregate fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2007 and June 30, 2006, the review of the Company’s quarterly reports on Form 10-Qs, and other regulatory filings for such fiscal years were approximately $3,892,000 and $3,665,000, respectively. Audit fees for June 30, 2007 include approximately $781,000 related to the Company’s review of historic option grants.

Audit-Related Fees

The aggregate fees for services rendered by Ernst & Young LLP for audit-related services in the Company’s fiscal years ended June 30, 2007 and June 30, 2006 were approximately $0 and $0, respectively.

Tax Fees

The aggregate fees for services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning in the Company’s fiscal years ended June 30, 2007 and June 30, 2006 were approximately $274,000 and $237,500, respectively. Tax services principally include the preparation of the Company’s domestic and foreign income tax returns as well as state tax planning advice.

All Other Fees

The aggregate fees for other services rendered by Ernst & Young LLP in the Company’s fiscal years ended June 30, 2007 and June 30, 2006 were approximately $0 and $0, respectively.

PRE-APPROVAL POLICIES AND PROCEDURES

The Board of Directors has adopted an Audit Committee Charter that requires the Audit Committee to retain, on behalf of the Company, any registered accounting firm employed by the Company, considering, among other matters, such firm’s independence and effectiveness, and to approve the fees and other compensation to be paid to such accounting firm. In addition, the Audit Committee Charter requires the Audit Committee to review, in advance, any non-audit services proposed to be performed by the Company’s independent auditors.

Accordingly, the independent auditors are only permitted to provide services to the Company that have been pre-approved by the Audit Committee. Additionally, the independent auditors may not provide any of the services prohibited by the Sarbanes-Oxley Act of 2002 and may only perform non-prohibited non-audit services that have been specifically approved in advance by the Audit Committee. The Audit Committee has delegated to its chairman, within certain thresholds, the right to approve certain services between regularly scheduled meetings of the Audit Committee. One hundred percent (100%) of the services performed by Ernst & Young LLP during fiscal 2007 and 2006 described under the captions “Audit-Related Fees” and “Tax Fees” and “All Other Fees” above were approved in advance by the Audit Committee. None of the hours expended by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2007 were expended by persons other than the principal accountant’s full-time, permanent employees.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of September 3, 2007, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by Corinthian to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, including all nominees for director, (iii) each of the Named Executive Officers, and (iv) all of the Company’s directors and executive officers as a group. Unless otherwise indicated below, the persons in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares Owned
Wells Fargo & Company(2)	9,183,292	10.8%
420 Montgomery Street San Francisco, California 94104

RS Investment Management Co. LLC(3)	8,802,386	10.4%
388 Market Street Suite 1700 San Francisco, California 94111

Royce & Associates, LLC(4)	7,268,628	8.6%
1414 Avenue of the Americas New York, New York 10019

Westfield Capital Management Company, LLC(5)	5,699,030	6.7%
One Financial Center Boston, Massachusetts 02111

FMR Corp.(6)	5,475,542	6.5%
82 Devonshire Street Boston, Massachusetts 02109

Jack D. Massimino(7)(19)	522,531	*
Ken Ord(8)(19)	115,000	*
Peter Waller (9)(19)	76,224	*
Beth Wilson(10)(19)	564,372	*
Mark Pelesh(11)(19)	184,328	*
David G. Moore(12)(19)	2,582,494	3.0%
Paul R. St. Pierre(13)(19)	483,078	*
Hank Adler(14)(19)	36,000	*
Linda Arey Skladany(15)(19)	76,000	*
Alice T. Kane(16)(19)	26,000	*
Terry O. Hartshorn(17)(19)	51,333	*
Robert Lee(19)	-0-	*
All directors and executive officers as a group (15 persons)(7)(8)(9)(10)(11)(12)(13)(14)(15)(16)(17)(18)	5,132,112	5.8%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Commission. The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 3, 2007. As of September 3, 2007, there were 84,681,035 outstanding shares of Common Stock.

(2)	Ownership is based solely on a Schedule 13G, Amendment No. 1, filed with the Commission on April 9, 2007. Wells Fargo & Company (“Wells Parent”) reported its aggregate beneficial ownership was on a consolidated basis including the beneficial ownership separately reported by its subsidiaries, including, (i) Wells Capital Management Incorporated (“Wells Capital”), (ii) Wells Fargo Funds Management, LLC (“Wells Funds”), and (iii) Wells Fargo Bank, National Association (“Wells Bank”). Wells Parent has sole voting power over 7,776,492 of the shares; sole dispositive power over 6,126,310 of the shares; and shared dispositive power over 2,000 shares. Wells Capital has sole voting power over 120,700 shares and sole dispositive power over 6,114,800 shares. Wells Funds has sole voting power over 7,481,682 shares and sole dispositive power over 11,510 shares.

(3)	Ownership is based solely on a Schedule 13G, Amendment No. 2, filed with the Commission on February 9, 2007. RS Investment Management Co. LLC (“RS LLC”) also reported that certain other persons, including Guardian Investor Services LLC (“GIS”), and The Guardian Life Insurance Company of America (“GLIC”), also beneficially own all of such shares. RS Partners Fund (“RSPF”) beneficially owns 5,717,652 of the shares. GLIC, GIS, and RS LLC all have shared dispositive power over, and the power to direct the voting of, all of such shares. RSPF has shared dispositive power over and the power to direct the voting of 5,717,652 shares. RS LLC reports that it is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, and proceeds from the sale of, those shares. No individual client’s holdings of the stock, except for RSPF, are more than five percent of the outstanding stock.

(4)	Ownership is based solely on a Schedule 13G, Amendment No. 1, filed with the Commission on January 19, 2007. Royce & Associates, LLC (“Royce”) reported on this Schedule 13G that Royce has sole voting and dispositive power with respect to all 7,268,628 of such shares.

(5)	Ownership is based solely on a Schedule 13G filed with the Commission on February 14, 2007. Westfield Capital Management Company, LLC (“Westfield”) is not the owner of record of any of the shares, but such shares are owned of record by certain mutual funds, institutional accounts and/or separate accounts managed by Westfield as investment advisor. Westfield has sole power to dispose of all of the shares and the sole power to vote 4,352,627 of the shares.

(6)	Ownership is based solely on a Schedule 13G, Amendment No. 3, filed with the Commission on February 14, 2007. FMR Corp. (“FMR”) reported on this Schedule 13G that various persons (including Edward C. Johnson 3d, and Fidelity Management & Research Company (“FMRC”), a wholly-owned subsidiary of FMR, which is the beneficial owner of 5,475,542 shares as a result of acting as investment advisor to various Fidelity investment companies (the “Funds”)), have sole dispositive power as to all 5,475,542 of such shares. According to such Schedule 13G, none of such persons has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. FMRC carries out the voting of the shares under written guidelines established by the Funds’ Board of Trustees.

(7)	Includes 489,500 shares of Common Stock which may be acquired by Mr. Massimino upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 3, 2007.

(8)	Includes 109,375 shares of Common Stock which may be acquired by Mr. Ord upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 3, 2007.

(9)	Includes 70,000 shares of Common Stock which may be acquired by Mr. Waller upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 3, 2007.

(10)	Includes 554,375 shares of Common Stock which may be acquired by Ms. Wilson upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 3, 2007.

(11)	Includes 173,203 shares of Common Stock which may be acquired by Mr. Pelesh upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 3, 2007.

(12)	Includes 1,348,043 shares of Common Stock which may be acquired by Mr. Moore upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 3, 2007.

(13)	Includes shares which are held in a family trust of which Mr. St. Pierre is a grantor and a trustee and also includes 416,400 shares of Common Stock which may be acquired by Mr. St. Pierre upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 3, 2007.

(14)	Consists of shares of Common Stock which may be acquired by Mr. Adler upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 3, 2007.

(15)	Consists of shares of Common Stock which may be acquired by Ms. Skladany upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 3, 2007.

(16)	Consists of shares of Common Stock which may be acquired by Ms. Kane upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 3, 2007.

(17)	Includes 41,333 shares of Common Stock which may be acquired by Mr. Hartshorn upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 3, 2007, and 10,000 which are held in a family trust of which Mr. Hartshorn is a grantor and a trustee.

(18)	In addition to the Directors and Named Executive Officers identified on the chart above, also includes beneficial ownership by three executive officers who are not Named Executive Officers of an aggregate of 414,752 shares, including 399,937 shares which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 3, 2007.

(19)	The address of each such person is c/o Corinthian Colleges, Inc., 6 Hutton Centre Drive, Suite 400, Santa Ana, California 92707.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, as auditors of Corinthian’s financial statements for the fiscal year ending June 30, 2008. Ernst & Young LLP has acted as auditors for Corinthian since February 2002. The Audit Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP. If a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, and entitled to vote on this proposal are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will interpret this as an instruction to seek other auditors. It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF CORINTHIAN’S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING JUNE 30, 2008.

MISCELLANEOUS AND OTHER MATTERS; SOLICITATION

The cost of this proxy solicitation will be borne by Corinthian. Corinthian may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at Corinthian’s expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by Corinthian for their reasonable out-of-pocket expenses of solicitation. In addition to use of the mails, Corinthian may solicit proxies in person or by telephone, facsimile or other means of communication by certain of its directors, officers, and regular employees who will not receive any additional compensation for such solicitation.

Only one annual report or proxy statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from at least one of the stockholders. The Company will deliver promptly a separate copy of this Proxy Statement or the 2007 Annual Report to a stockholder at a shared address to which a single copy of this Proxy Statement or the 2007 Annual Report was delivered. Requests for a separate copy of the Annual Report or Proxy Statement, requests to receive separate annual reports or proxy statements in the future, and requests for delivery of a single copy to stockholders sharing an address, are to be made to the Secretary of the Company at the Company’s corporate office address listed above or by phoning (714) 427-3000.

PROPOSALS OF STOCKHOLDERS

Stockholder proposals intended to be considered at Corinthian’s 2008 Annual Meeting of Stockholders must be received by the Secretary of Corinthian at its principal executive offices no later than June 13, 2008 in order to be considered for inclusion in Corinthian’s Proxy Statement and form of proxy relating to that meeting. If the date of Corinthian’s 2008 Annual Meeting of Stockholders changes by more than 30 days from the date of this year’s Annual Meeting, stockholder proposals must be received by the Secretary of Corinthian at its principal executive offices a reasonable time before Corinthian begins to print and mail the proxy materials for its 2008 Annual Meeting of Stockholders, provided that receipt of the stockholder proposal also satisfies the additional deadline for stockholder proposals required by Corinthian’s Bylaws and summarized below. You should also be aware that your proposal must comply with Commission regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials.

In addition, in order for stockholder proposals or director nominations to be considered at Corinthian’s 2008 Annual Meeting of Stockholders (including from the floor if receipt of the stockholder proposal did not satisfy the deadline stated above for inclusion of the proposal in Corinthian’s Proxy Statement), Corinthian’s Bylaws require that, among other things, stockholders give written notice of any proposal or nomination of a director to the Secretary of Corinthian at its principal executive offices no earlier than 120 day and no later than 90 days prior to the first anniversary of Corinthian’s 2007 Annual Meeting of Stockholders. Notwithstanding the foregoing, in the event the date of the 2008 Annual Meeting of Stockholders occurs more than 30 days before or more than 70 days after the anniversary of the 2007 Annual Meeting, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2008 Annual Meeting of Stockholders, and no later than 90 days prior to the date of the 2008 Annual Meeting of Stockholders or the close of business on the tenth day following the day on which public announcement of the 2008 Annual Meeting is made. Stockholder proposals or nominations for director that do not meet the notice requirements set forth above and further described in Section 2.10 of Corinthian’s Bylaws will not be acted upon at the 2008 Annual Meeting of Stockholders.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in Corinthian’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board of Directors directs.

ADDITIONAL INFORMATION

Included herewith and incorporated herein by this reference is a copy of Corinthian’s Annual Report for its fiscal year ended June 30, 2007, as filed with the Commission. Corinthian files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

The Company’s Annual Report on Form 10-K for the year ended June 30, 2007, as filed with the Commission, is also available free of charge on the Company’s website at www.cci.edu and, upon request, a copy will be furnished by the Company to any stockholder free of charge. Any stockholder desiring a copy should write to the Company at the address set forth on the cover page of the proxy statement, attention: Stan Mortensen, Corporate Secretary.

By order of the Board of Directors

Stan A. Mortensen

Corporate Secretary

Santa Ana, California

October 11, 2007

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

APPENDIX A

Corinthian Colleges, Inc. Corporate Governance Principles

Adopted as of August 21, 2007

I. Purpose and Nature of Principles

These corporate governance principles and practices (these “Principles”) have been adopted by the Board of Directors (the “Board”) of Corinthian Colleges, Inc. (the “Company”) as a statement of the elements of governance by which the Board will manage its affairs. These principles will be reviewed and modified by the Board as needed or upon the recommendation of the Nominating and Corporate Governance Committee of the Board.

II. Role of the Board

The Company's business is conducted by its employees, managers and corporate officers led by the Chief Executive Officer (“CEO”), with oversight from the Board. The Board selects the CEO and works with the CEO to appoint other corporate officers who are charged with managing the business of the Company. The Board has the responsibility of overseeing, counseling and directing the corporate officers to ensure that the interests of the Company and its stockholders are being served. The Board and the Company’s corporate officers recognize that the long-term interests of the Company and its stockholders may also be advanced when they take into account the concerns of employees, students and communities.

The Board’s general oversight responsibilities include, but are not limited to, the following: (1) evaluating the CEO’s performance and reviewing the Company’s succession plan for the CEO and other elected officers; (2) reviewing the business plans of the Company and monitoring performance relative to achievement of those plans; (3) considering long-range strategic issues and risks to the Company; and (4) approving policies of corporate conduct that continue to promote and maintain the integrity of the Company.

III. Director Responsibilities

The basic responsibility of directors is to exercise their business judgment to act in what they reasonably believe to be the best interest of the Company and its stockholders. In discharging this obligation, directors rely on, among other things, the Company's corporate officers, outside advisors and auditors.

The Board will hold four regularly scheduled meetings per year, in addition to periodic ad hoc meetings scheduled on an as-needed basis. Directors are expected to attend Board meetings and meetings of the committees on which they serve (including telephonically when they cannot attend in person), and to spend the time needed to property discharge their responsibilities.

IV. Director Qualifications

Nominees for director shall be selected on the basis of broad experience, judgment, integrity, ability to make independent inquiries and understanding of the Company’s business environment. Directors must be willing to devote sufficient time and energy to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time.

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and for recommending such persons to the Board. The entire Board shall nominate members for election and re-election to the Board and for filling vacancies on the Board.

V. Director Independence

A majority of the directors comprising the Board shall meet the independence requirements under the Nasdaq Marketplace Rules (the “Rules”). The Board will make an affirmative determination annually as to which non-management directors are deemed to qualify as “independent” within the meaning of the Rules. The Board is willing to have members of management, including the Chief Executive Officer, on the Board.

VI. Director Term Limits / Mandatory Retirement

The Board does not believe that arbitrary age or term limits should be established for directors. Rather, it is the sense of the Board that a thoughtful annual evaluation of director performance, and review of those evaluations by the Nominating and Corporate Governance Committee, is a more appropriate method of balancing the Board’s needs for consistency, increasing insight, new perspectives, fresh ideas and other factors.

VII. Directors Who Change Job Responsibilities

In the event a director retires from his or her principal occupation of employment, or substantially changes his or her position, the director shall notify the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate this change based on a review of whether the individual continues to satisfy the Board’s membership criteria in light of his or her new occupational status, and recommend to the Board whether the director should continue serving as a member of the Board.

VIII. Service on Boards of Other Companies

Directors are encouraged to limit the number of other boards on which they serve, taking into account potential board attendance, participation and effectiveness on these boards. Directors should also advise the Board and the Nominating and Governance Committee in advance of accepting an invitation to serve on another board.

IX. Director Orientation and Continuing Education

Senior management of the Company will provide each new director with an orientation process within two months of election to the Board. The orientation process will include presentations by management regarding the Company’s business strategy, accounting and compliance issues, Code of Business Conduct and Ethics, officers, independent auditors and legal counsel, and visits to Company facilities as appropriate.

As appropriate, senior management will prepare additional educational sessions for directors on matters relevant to the Company and its business. Directors are encouraged to pursue continuing education programs designed to address issues germane to being a director. Each director shall cooperate in fulfilling any applicable continuing education guidelines established and periodically updated by the Nominating and Corporate Governance Committee of the Board.

X. Executive Sessions

Executive sessions among solely independent directors encourage and enhance open and candid communication among those directors. Executive sessions should be held in conjunction with each regularly scheduled quarterly Board meeting. Executive sessions may be held more frequently as deemed appropriate by the Board.

XI. Director Compensation

The Company believes that compensation for directors should be competitive and should encourage increased ownership of the Company’s stock through the payment of a portion of director compensation in Company stock or options to purchase Company stock. The form and amount of director compensation shall be recommended to the Board by the Nominating and Corporate Governance Committee of the Board, in accordance with its charter. To assist in this process, the Nominating and Corporate Governance Committee shall retain independent compensation consultants at least bi-annually to provide a report to the committee on the director compensation of other comparably-sized public companies. The Nominating and Corporate Governance Committee shall on that basis provide recommendations to the full Board about appropriate compensation for Board members.

XII. Agenda for Board Meetings

The Chairman of the Board will establish the agenda for each meeting of the Board. Each Board member is free to suggest the inclusion of items on the agenda, as well as to raise subjects that are not specifically on the agenda at any Board meeting. Written materials should be distributed to the Board and the committees prior to each regularly scheduled meeting, and it is expected that directors should review these materials in advance of the meeting.

In addition to regular business, the Board believes it appropriate, at least annually, to consider certain more general topics. Toward that end, at the August Board meeting, the CEO and Chairman of the Board will propose for the Board’s approval key issues of strategy, risk and integrity to be scheduled and discussed during the course of the fiscal year. Prior to or during that meeting, each member of the Board will be invited to offer his or her suggestions. As a result of this process, a schedule of major discussion items for the following year will be established.

XIII. Board Access to Management

Directors have full access to the Company’s management. At the invitation of the Board, members of senior management may attend Board meetings, or portions thereof, to participate in discussions and make presentations. Board members should generally inform senior management of their communications with employees who are not members of senior management.

XIV. Annual Performance Evaluation

The Board and each committee of the Board shall conduct an annual self-evaluation to determine whether it is functioning effectively. The Nominating and Corporate Governance Committee will recommend a process for this assessment of the Board’s performance.

XV. Board Interaction with Stockholders, the Investment Community and the Press

The Board believes that management should, in most instances, speak for the Company in accordance with the Company’s public disclosure practices. However, stockholders desiring to communicate with the non-management members of the Board may do so by sending a letter to the address included in the Company’s most recent annual proxy report filed with the Securities and Exchange Commission and available on the Company’s website, www.cci.edu. All inquiries for information received by directors from investors, analysts or the media should be referred to management.

XVI. Annual Meeting of Stockholders

Each director is encouraged to attend the Company’s Annual Meeting of Stockholders.

XVII. Board Committees

There are currently three (3) standing Committees of the Board: Compensation, Audit and Nominating and Corporate Governance. Additional committees may be added by the Board periodically, as appropriate. All members of the Compensation, Audit and Nominating and Corporate Governance committees must be independent, as defined in the Rules, and each committee shall have the authority to hire outside consultants without the approval of management.

All committee members will be recommended by the Nominating and Corporate Governance Committee and appointed by the Board. Committee memberships may rotate based upon an annual review of committee assignments, with an eye toward balance, diversity and experience.

Each committee will have a charter on the Company’s website, www.cci.edu. The charter will designate the purpose, goals and responsibilities of its committee. Each committee will hold its own meetings, the frequency of which will be determined by its members and its charter, which may be held in conjunction with full Board meetings. The committee chairs will report the highlights of their meetings the full Board.

XVIII. Succession Planning

Senior management shall make periodic reports to the Board on management succession planning with regard to the senior management team.

XIX. Clawback of Incentive Compensation Payments

In the event that an executive officer of the Company engages in fraud or willful misconduct, and such fraud or willful misconduct results in a misstatement of the Company’s financial results such that a restatement of previously reported financial results is required under federal securities laws, then the Board will actively pursue the recapture of any bonus or other incentive-based or equity-based compensation paid to the executive officer for the relevant period.

XX. Ethics and Conflicts of Interest

The Company expects all directors, officers and employees to act ethically at all times and to acknowledge their adherence to the policies contained in the Company’s Code of Business Conduct and Ethics. The Company will not make any personal loans to directors. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the CEO and the Chairman of the Board. The Board shall resolve any conflict of interest question involving the CEO, president or executive vice president of the Company, and the CEO shall resolve any conflict of interest issue involving any other officer of the Company.

XXI. Majority Voting Policy

In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election will promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee will promptly consider the resignation offer and make a recommendation to the Board. The Board will act on the Nominating and Corporate Governance Committee's recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly and publicly disclose its decision regarding whether to accept the director's resignation offer (or the reason(s) for rejecting the resignation offer, if applicable). However, if no member of the Nominating and Corporate Governance Committee receives a vote sufficient for re-election, then the independent directors who did receive a sufficient vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. If only three or fewer directors receive a vote sufficient for re-election, all directors may participate in the action regarding whether to accept the resignation offers.

If the number of nominees for any election of directors nominated (i) by the Board, or (ii) any stockholder, or (iii) a combination of nominees by the Board and any stockholder, exceeds the number of directors to be elected, the nominees receiving a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present shall be elected.

XXII. Poison Pill Policy

The Board believes that a shareholder rights plan, utilized properly, is an important and appropriate measure, critical to the effective functioning of a board of directors in the face of a hostile takeover bid. Because a shareholder rights plan can be implemented in a relatively short amount of time, merely the ability to adopt such a plan can help protect a company from the abusive practices of corporate raiders. The Board, however, believes that maintaining a shareholder rights plan beyond one year from adoption should be subject to approval of the Company’s stockholders.

Accordingly, no shareholder rights plan will be adopted by the Board unless (i) such action is approved by a majority of independent directors on the Board, and (ii) such independent directors find that the adoption of a shareholder rights plan is consistent with the exercise of their fiduciary duties to the Company and its stockholders. If a shareholder rights plan is adopted by the Board that did not receive stockholder approval prior to its implementation, such shareholder rights plan will expire on the one-year anniversary of its implementation unless it is ratified by the Company’s stockholders prior to such one-year anniversary.

XXIII. Annual Review of These Principles

The Nominating and Corporate Governance Committee will review these Principles annually and report to the Board with any recommendations arising from its review.

The Board of Directors recommends a vote FOR Items 1 and 2.
1. Nominees for a three-year term as a Class III director of the Company’s Board of Directors:
Jack Massimino	☐	FOR this nominee	Hank Adler	☐	FOR this nominee
	☐	Withhold authority to vote for this nominee		☐	Withhold authority to vote for this nominee
2. Ratification of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2008.					☐ FOR	☐ AGAINST	☐ ABSTAIN
3. In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.
Signature of Stockholder				Dated:	, 2007
Signature of Stockholder				Dated:	, 2007

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the shareholder is a corporation, a duly authorized officer should sign on behalf of the the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CORINTHIAN COLLEGES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR ANNUAL MEETING, NOVEMBER 16, 2007

The undersigned, a stockholder of CORINTHIAN COLLEGES, INC., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of the Company’s Annual Report for the fiscal year ended June 30, 2007; and, revoking any proxy previously given, hereby constitutes and appoints Beth Wilson and Kenneth S. Ord and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Double Tree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707 on November 16, 2007 at 10:00 a.m. California time, and at any adjournment thereof, on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

(continued and to be signed on other side)